UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2006

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

000-32593	73-1599600
(Commission File Number)	(IRS Employer Identification Number)

115 West 7th Street, Suite 1415, Forth Worth, Texas 76102

(Address of Principal Executive Offices)

(877) 329-8388

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 24, 2006, Wentworth Energy, Inc. (the "Company") entered into several agreements with investors in a private placement transaction (the "Investors") providing for, among other things, the issuance of $32,350,000 in secured Senior Secured Notes and warrants. The agreements include, without limitation, a Securities Purchase Agreement, Senior Secured Convertible Notes, Warrants to Purchase Common Stock (the "Warrants"), a Registration Rights Agreement, and a Security Agreement, each dated July 24, 2006. The following is a summary of each of those agreements, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing.

On July 24, 2006, the Company entered into an Agreement concerning the Securities Purchase Agreement between Cornell Capital Partners, LP and Wentworth Energy, Inc. and related Agreements (Attached as Exhibit 10.7) and the Intercreditor and Subordination Agreement (Exhibit 4.16).  Pursuant to the terms of these agreements, Cornell Capital Partners agreed to subordinate their financing agreements to those of Senior Secured Convertible Notes described above and agreed to certain restrictions on the conversion of debt and sales of stock by Cornell.

Securities Purchase Agreement

The Securities Purchase Agreement provides for the purchase by the Investors and the sale by the Company of Senior Secured Convertible Notes in the aggregate principal amount of $32,350,000 and Warrants to purchase 46,214,286 shares of the Company's Common Stock. The Securities Purchase Agreement contains representations and warranties of the Company and the Investors which are typical for transactions of this type. The representations and warranties made by the Company in the Securities Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investors. Accordingly, the representations and warranties contained in the Securities Purchase Agreement should not be relied upon by third parties who do not have access to those disclosure schedules.

The Securities Purchase Agreement contains a variety of covenants on the part of the Company which are typical for transactions of this type, as well as the following covenants:

●

the obligation to use the proceeds from the sale of the Senior Secured Convertible Notes and the Warrants for the acquisition of the Ball mineral properties, through Roboco Energy, Inc., acquisition of Barnico Drilling, Inc., initiation of drilling and development programs, and general corporate needs, but not for the repayment of any other outstanding debts of the Company or its subsidiaries for borrowed money and not for the redemption or repurchase of any equity securities of the Company or any of its subsidiaries.

●

the obligation to not, while the Senior Secured Convertible Notes are outstanding, directly or indirectly redeem, or pay any cash dividend or distribution on the Company's Common Stock, without the consent of the holders of the Senior Secured Convertible Notes.

●	the obligation to not issue any additional Senior Secured Convertible Notes or any future variable priced securities.
●

the obligation to not file any registration statement with the Securities and Exchange Commission (the "Commission") or offer, sell, or grant an option to purchase, any equity securities or equity equivalent securities (other than certain excluded securities), in each case, within 120 business days following the date the registration statement required by the Registration Rights Agreement is declared effective by the Commission.

●

The obligation to increase the number of authorized shares of the Company to allow for potential future issuances including obligations with respect to the Senior Secured Convertible Notes and Warrants.

The Securities Purchase Agreement also obligates the Company to indemnify the Investors and other holders of the securities issued to them for certain losses resulting from (1) any misrepresentation or breach of any representation or warranty made by the Company, (2) any breach of any obligation of the Company, and (3) certain third party claims.

Senior Convertible Notes

The Senior Convertible Notes have an aggregate principal amount of $32,350,000 and are convertible into shares of the Company's Common Stock at an initial conversion price of approximately $1.40 per share, subject to anti-dilution adjustments. The Senior Secured Convertible Notes have a maturity date on the third anniversary of their issuance, subject to the right of the holders to extend the date for the payment of any installment of principal described below. The Senior Secured Convertible Notes bear interest at the rate of 9.15% per annum, which rate is increased to 15% upon the occurrence of an event of default under the Senior Secured Convertible Notes. The Company's obligations under the Senior Secured Convertible Notes are secured by a security interest in all of the Company's assets.

Repayment of Principal

The principal amount of the Senior Secured Convertible Notes is to be repaid in 25 equal installments commencing on the first anniversary of the date of their issuance. Such principal payments shall be paid in shares of the Company’s common stock if the Equity Conditions described below are satisfied, in shares of the Company's Common Stock. Any shares of Common Stock used to pay an installment of principal will be valued at the lower of (1) the then applicable conversion price of the Senior Secured Convertible Notes and (2) 80% of the arithmetic average of the weighted average price of the Common Stock for the five trading days preceding the installment payment date. The number of shares of Common Stock which may be issued for the payment of any installment of principal may not exceed 15% of the aggregate dollar trading volume over the twenty trading days before the date the Company delivers notice confirming that it will pay an installment of principal in shares of its Common Stock.

The holders of the Senior Secured Convertible Notes may elect to defer the payment of any installment of principal for a period of up to three years from the date such installment was originally due.

The Equity Conditions which must be satisfied include (1) on each day during the period commencing six months prior to the date the Company delivers notice confirming that it will make a payment by issuing its Common Stock through the date of the payment (the "Equity Conditions Period"), the registration statement required by the Registration Rights Agreement has been effective and available for the resale of the securities covered thereby or all such securities are eligible for sale without registration, (2) the Company's Common Stock has been designated for quotation on the OTC Bulletin Board or any other eligible market on each day during the Equity Conditions Period and shall not be subject to a threat of delisting or suspension, (3) for a period of one year prior to the date of determination the Company has timely delivered all shares of Common Stock upon conversion of the Senior Secured Convertible Notes and upon exercise of the Warrants, (4) the shares of Common Stock to be issued may be issued without causing a holder's beneficial ownership of the Common Stock to exceed 4.99% of the Company's outstanding Common Stock and without violating the rules of the OTC Bulletin Board or any other eligible market, (5) the Company shall have not failed to timely make any payment required to be made under the Senior Secured Convertible Notes, Warrants, or related agreements within five business days after the date such payment is due, (6) during the Equity Conditions Period, there shall not have occurred an event of default, an event that with the passage of time or giving of notice would constitute an event of default, or a public announcement of a fundamental transaction involving the Company, (7) the Company shall have no knowledge of any fact that would cause the registration statement required pursuant to the Registration Rights Agreement not to be effective and available for the sale of the securities covered thereby or any shares of Common Stock issuable upon conversion of the Senior Secured Convertible Notes or exercise of the Warrants not to be eligible for resale pursuant to Commission Rule 144(k), and (8) the Company shall not have materially breached any provision or representation or warranty in the Senior Secured Convertible Notes, Warrants, and related agreements.

Conversion

The Senior Secured Convertible Notes are convertible at the option of the holders into shares of the Company's Common Stock at an initial conversion price of approximately $1.40 per share, subject to anti-dilution adjustments. The anti-dilution adjustments include a "full ratchet" adjustment which reduces the conversion price to any lower price at which the Company issues any Common Stock, or is obligated to issue Common Stock pursuant to options, warrants, or convertible securities in the future, except for the issuance of certain excluded securities.

The Company may require the holders to convert the Senior Secured Convertible Notes after the Commission has declared effective the registration statement required by the Registration Rights Agreement and prior to July 24, 2009 if (1) the Equity Conditions described above are satisfied and (2) the closing sale price of the Company's Common Stock equals or exceeds 125% of the initial conversion price of the Senior Secured Convertible Notes for any five consecutive trading days. Any such mandatory conversion cannot exceed 25% of the dollar trading volume of the Company's Common Stock for the 20 trading days before the Company delivers notice of its election to require the mandatory conversion.  If the Company elects to require such mandatory conversion, Series B warrants issued to the holders of the Senior Secured Convertible Notes to purchase the following percentages of the shares of Common Stock which are being issued upon such mandatory conversion, based upon the following arithmetic averages of the weighted average price of the Company's Common Stock for the five trading days preceding the date the Company delivers notice of such mandatory conversion (expressed as a percentage of the conversion price as of such date):

Warrant Coverage	Arithmetic Average
70%	125% - 175%
60%	175% - 225%
50%	225% - 300%
25%	300% +

Payment of Interest

Interest on the Senior Secured Convertible Notes is payable quarterly and may, at the option of the Company if the Equity Conditions described above are satisfied, be paid by the issuance of Common Stock. Any shares of Common Stock used to pay interest will be valued at 82.5% of the arithmetic average of the weighted average price of the Common Stock for the five trading days preceding the interest payment date.

Redemption

At any time on or after the effective date of the Registration, the Company may redeem a respective monthly installment amount payable pursuant to the Senior Secured Convertible Notes, in whole or in part, by providing the holders of the Senior Secured Convertible Notes with written notice within 10 trading days of the installment due date, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon.

Participation Rights

The holders of the Senior Secured Convertible Notes are entitled to receive any dividends paid or distributions made to the holders of the Company's Common Stock on an as if converted basis.

Covenants

The Senior Convertible Notes contain a variety of covenants on the part of the Company which are typical for transactions of this type, as well as the following covenants:

●

the obligation to reserve out of the Company's authorized and unissued Common Stock a number of shares equal to 130% of the number of shares of Common Stock issuable upon conversion of the Senior Secured Convertible Notes.

●	the obligation to not incur other indebtedness, except for certain permitted indebtedness.
●	the obligation not to incur, or permit the Company's subsidiaries to, incur liens, except for certain permitted liens.
●

the obligation to not, and to not permit the Company's subsidiaries to, (1) pay dividends or make distributions on the Company's equity securities, (2) redeem equity securities, or (3) pay any Indebtedness (as defined in the Senior Secured Convertible Note), except for the payment of interest or principal at its stated maturity.

●

the obligation to not dispose of any equity interests in the Company's subsidiaries and to not, and to not permit its subsidiaries to, dispose of any assets, other than dispositions in the ordinary course of business consistent with past practice, unless the Company or its subsidiary receives consideration at least equal to the fair market value of the assets or equity interests disposed of and at least 85% of the consideration is in the form of cash. Within five days after any such disposition, the Company may use the proceeds to repay senior debt. Thereafter, the holders of the Senior Secured Convertible Notes may require the Company to redeem the Senior Secured Convertible Notes with such proceeds.

Events of Default

The Senior Convertible Notes contain a variety of events of default which are typical for transactions of this type, as well as the following events:

●

the failure of the registration statement required by the Registration Rights Agreement to be declared effective by the Commission within 60 days after the date required by the Registration Rights Agreement or the lapse or unavailability of such registration statement for more than 20 consecutive days or more than an aggregate of 30 days in any 365-day period (other than allowable grace periods under the Registration Rights Agreement).

●	the suspension from trading or failure of the stock to be listed for trading for more than five consecutive days or more than an aggregate of 10 days in any 365-day period.
●	the failure to issue shares upon conversion of the Senior Secured Convertible Notes for more than 10 business days after the relevant conversion date.
●	the failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion of the Senior Secured Convertible Notes.

After the occurrence of an event of default, the holders of the Senior Secured Convertible Notes have the right to require the Company to redeem the Senior Secured Convertible Notes at a price of up to 200% or more of the principal amount of the Senior Secured Convertible Notes being redeemed, depending upon the nature of the event of default.  In the event of default, the exercise price of the Warrants may be recalculated based upon the market price for shares of the Company’s common stock.

Fundamental Transactions

In the event of certain Fundamental Transactions (as defined in the Senior Secured Convertible Note) involving a change of control, the successor entity must assume in writing all of the obligations of the Company under the Senior Secured Convertible Notes. In addition, the holders of the Senior Secured Convertible Notes have the right to require the redemption of the Senior Secured Convertible Notes for a price of 120% or more of the principal amount of the Senior Secured Convertible Notes being redeemed.

Warrants

The Warrants entitle the holders thereof to purchase up to an aggregate of 46,214,286 shares for a period of five years, at an initial exercise price of $1.40 per share.

The exercise prices of the Warrants and the number of shares issuable upon exercise of the Warrants are subject to anti-dilution adjustments. The anti-dilution adjustments include a "full ratchet" adjustment which reduces the conversion price to any lower price at which the Company issues any Common Stock, or is obligated to issue Common Stock pursuant to options, warrants, or convertible securities in the future, except for the issuance of certain excluded securities. Upon adjustment of the exercise price of the Warrants, the number of shares issuable upon exercise of the Warrants will be correspondingly adjusted.

Upon the occurrence of a Fundamental Transaction (as defined in the Warrants) involving a change of control, the holders of the Warrants will have the right, among others, to have the Warrant repurchased for a purchase price in cash equal to the Black Scholes Value (as calculated pursuant to the Warrants) of the then unexercised portion of the Warrants.

Security Agreement

The Security Agreement grants the holders of the Senior Secured Convertible Notes a first priority security interest in all of the Company's personal property. The Security Agreement contains representations and warranties and covenants which are typical for transactions of this type.

Registration Rights Agreement

The Registration Rights Agreement requires the Company to file a registration statement for the resale of a number of shares of Common Stock equal to 130% of the number of shares issuable upon conversion of the Senior Secured Convertible Notes, the payment of interest on, and principal of, the Senior Secured Convertible Notes, and upon exercise of the Warrants. The registration statement must be filed within 30 days, must be declared effective by the Commission within 105 days (or 60 days if there is no review of the registration statement by the Commission), and must remain effective and available for use until earlier of the date the Investors can sell all of the securities covered by the registration statement without restriction pursuant to Commission Rule 144(k) and the date all of such securities have been sold pursuant to the registration statement. If the Company fails to meet the deadlines for the filing or the effectiveness of the registration statement or, subject to certain "grace periods" periods of up to 20 consecutive days (but no more than 30 days in any 365-day period), if the registration is unavailable after it becomes effective, the Company is required to pay liquidated damages of 1.5 percent of the aggregate purchase price of the Senior Secured Convertible Notes and Warrants on the date of such failure and on every 30th day thereafter until such failure is cured. The Registration Rights Agreement provides for customary indemnification for the Company and the Investors.

Item 3.02	Unregistered Sales of Equity Securities

On July 24, 2006, the Company issued the Senior Secured Convertible Notes and Warrants described in Item 1.01 of this Current Report on Form 8-K. Senior Secured Convertible Notes in the principal amount of $32,350,000 were issued to the Investors. The Senior Secured Convertible Notes are convertible into 23,107,143 shares of the Company's Common Stock, based upon an initial conversion price of $1.40 per share, which is subject to anti-dilution adjustments. Warrants to purchase up to 46,214,286 shares of the Company's Common Stock were also issued to the Investors as part of the transaction. The Warrants have an initial exercise price of $1.40 per share, but the exercise price of the Warrants will be subject to anti-dilution adjustments.

The Senior Secured Convertible Notes and Warrants were issued to accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 promulgated by the Commission thereunder.

In connection with the transaction, the Company paid placement agency, consulting and finders fees of approximately 9.9% of the gross proceeds and approximately 10.1% of warrant coverage to purchase shares of the Company's common stock.  Some of the fees were invested in the Company as Senior Secured Convertible Notes and will not be paid in cash.

Item 7.01	Regulation FD Disclosure

The Company disclosed the following information to the Investors in connection with the sale of the Senior Secured Convertible Notes and Warrants described in Items 1.01 and 3.02 of this Current Report on Form 8-K.

This information was provided to the Investors in response to certain specific due diligence requests and in connection with certain representations of the Company within the related Securities Purchase Agreement, and should not be relied upon by any third parties. The information was provided as of July 24, 2006, and events may have changed since that date which would change the context, scope or relevance of such information. The Company does not intend to supplement or update this information. No inference should be made that the Company believes that any of the information contained herein is material, such disclosures being made herein as a matter of compliance with Regulation FD. With respect to the reference to probable reserves, the Company refers to the risk factors within its Annual Report on Form 10-KSB for the year ended December 31, 2005, particularly as they relate to the uncertainty associated with estimates of oil and gas reserves.

The Company has received a subpoena from the SEC to provide documents in response to a written request dated July 7, 2006, in connection with a third party matter. The Company is fully cooperating with the request and is unaware of any issues that may be associated with the request.

Item 8.01	Other Events

On July 25, 2006, the Company issued a press release announcing the completion of the sale of the Senior Secured Convertible Notes and the Warrants. A copy of that press release is filed as an exhibit to this Current Report on Form 8-K pursuant to Securities Act Rule 135c.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit No	Description
4.11	Securities Purchase Agreement dated July 24, 2006
4.12	Form of Senior Secured Convertible Note dated July 24, 2006
4.13	Form of Warrant dated July 24, 2006
4.14	Registration Rights Agreement dated July 24, 2006
4.15	Security Agreement dated July 24, 2006
4.16	Intercreditor and Subordination Agreement dated July 24, 2006
4.17	Pledge Agreement dated July 24, 2006
4.18	Guaranty Agreement dated July 24, 2006
10.7	Agreement concerning the Securities Purchase Agreement between Cornell Capital Partners, LP and Wentworth Energy, Inc. and related Agreements, dated July 24, 2006
10.8	Placement Agent Agreement between Wentworth Energy, Inc. and Ehrenkrantz King Nussbaum, Inc., dated April 5, 2006
10.9	Amendment to Placement Agent Agreement between Wentworth Energy, Inc. and Ehrenkrantz King Nussbaum, Inc. (amending Section 3 of the original agreement), dated June 30, 2006
10.10	Amendment to Placement Agent Agreement between Wentworth Energy, Inc. and Ehrenkrantz King Nussbaum, Inc. (amending Section 3 of the original agreement), dated June 30, 2006
10.11	Investment Banking Agreement between Wentworth Energy, Inc. and GunnAllen Financial, Inc., dated April 7, 2006 and amendment, dated July 17, 2006
10.12	Professional Services Agreement between Wentworth Energy, Inc. and Cole Business Development, LLC, dated June 7, 2006
10.13	Engagement Agreement between Wentworth Energy, Inc. and Sam Del Presto, dated April 12, 2006
10.14	Amendment to agreement between Wentworth Energy, Inc. and Sam Del Presto, dated April 12, 2006, July 7, 2006, July 21, 2006 and July 23, 2006
99.1	Press Release dated July 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WENTWORTH ENERGY, INC
Date: July 25, 2006	By: /s/ John Punzo
John Punzo, President